Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated February 4, 2000 and February 28, 2000, respectively, in Post-Effective Amendment No. 19 to the Registration Statement (Form N-4 No. 2-92146) and related Prospectus of Carillon Account of The Union Central Life Insurance Company.

                             /s/ Ernst & Young LLP

Cincinnati, Ohio
April 19, 2000